VIEMED HEALTHCARE, INC.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
1.Purpose. The purpose of the Viemed Healthcare, Inc. Non-Employee Directors Deferred Compensation Plan (the “Plan”) is to aid the Company in attracting and retaining experienced Non-Employee Directors by providing them with the opportunity to defer receipt, and thus taxation, of the shares of Stock issuable to them under their RSU Awards granted under the Viemed Healthcare, Inc. 2020 Long Term Incentive Plan (effective June 11, 2020). Capitalized terms used but not defined in this Plan have the respective meanings provided in the Appendix, and if not defined therein, shall have the meaning of such terms in the LTIP and RSU Award and in all events as required by Code Section 409A.
2.Participation and Participant Elections.
2.1.Participation. Participation in the Plan is voluntary. Non-Employee Directors may elect to become Participants and to defer receipt of RSU Awards by filing a Participation Agreement/Enrollment Form with the Committee in accordance with the terms and conditions of this Plan.
2.2.Deferral of RSU Award. Subject to the terms and conditions of this Section 2.2, a Participant may elect to defer, on a grant-by-grant basis for each Plan Year, the receipt of all or a portion of the shares of Stock (and any Account balance under Section 3) that he or she will be entitled to receive upon vesting of his or her RSU Award for such Plan Year. Such deferral election must be made during the applicable Section 2.4 enrollment period for the Plan Year in which the RSU Award is granted. If a Participant elects to defer all or a part of his or her RSU Award for such Plan Year, the deferred portion of the RSU Award will be granted to him or her as restricted stock units under the applicable LTIP, subject to all terms and conditions applicable to such RSU Award (including vesting) but deferred in accordance with the applicable Participation Agreement/Enrollment Form (such deferred restricted stock units, “Deferred Stock Units” or “DSUs”). A Participant will be credited with one DSU with respect to each Restricted Stock Unit deferred which represents the right to receive one share of Stock, and each DSU shall be the equivalent of one share of Stock.
2.3.Source of Shares. This Plan is not a separate source of shares of Stock; rather, all grants of RSU Awards and issuance of shares of Stock in settlement of DSUs that are deferred as DSUs under this Plan, and amounts credited under Sections 3.1 and 3.2, will be made under, and subject to all of the terms and conditions of, the applicable LTIP.
2.4.Election Timing and Effective Dates.
(a)A Participation Agreement/Enrollment Form must be filed prior to the December 31st immediately preceding the Plan Year for which it is effective or by such earlier deadline as the Committee may prescribe.
(b)Notwithstanding Section 2.4(a), a Participant who is newly eligible for the Plan may file a Participation Agreement/Enrollment Form effective for the remainder of
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the initial Plan Year and applicable to compensation earned in the remainder of such Plan Year, but only if such election is made not more than 30 days after the Participant becomes eligible for the Plan. If the Non-Employee Director makes an initial election during such 30-day period but after the Grant Date of the RSU Award, the portion of the RSU Award eligible for deferral will be equal to the total number of shares of Stock in such RSU Award multiplied by a fraction, the numerator of which is the number of days between the date on which the election is made and the first anniversary of the Grant Date, and the denominator of which is 365.
2.5.Contents of Participation Agreement/Enrollment Form. The Committee will have the discretion to specify the contents of Participation Agreement/Enrollment Forms. Subject to Section 6, each Participation Agreement/Enrollment Form will set forth: (a) whether the Participant is electing to defer his or her RSU Award for that Plan Year (and whether it will be continued for all RSU Awards in subsequent years, an evergreen election in accordance with Code Section 409A, until the election is timely revoked by December 31 of the year prior to the year in which the revocation applies); (b) what portion, if any, of the RSU Award that the Participant wishes to defer for that Plan Year; and (c) the period after which the issuance of the Stock underlying the RSUs, if applicable, is to be made (the “Deferral Period”). Subject to Section 4.2, the Deferral Period shall end on the earlier of a specified date or upon the occurrence of a “separation of service” within the meaning of Code Section 409A (such as a Participant’s last day of Board service) or in accordance with such other terms that may be set forth in the Participation Agreement/Enrollment Form; provided however, that, as provided in Section 4.2, the Deferral Period that is a specified date may not exceed ten years from the Grant Date of the related RSU Award.
2.6.Cessation of Deferral Elections. Only to the extent permitted under Code Section 409A and in accordance with Code Section 409A, a Participant’s deferral election(s) in effect under the Plan for a Plan Year in which a Participant is granted an Unforeseeable Emergency distribution in accordance with Section 4.2(b) hereof may be terminated by the Committee, effective as soon as practicable following the grant of such emergency distribution. If a Participant’s deferral elections under the Plan are terminated in accordance with the foregoing sentence, such Participant shall be ineligible to make deferrals of compensation under the Plan as determined by the Committee in accordance with Code Section 409A and shall only be eligible again for deferrals as determined by the Committee in accordance with Code Section 409A.
2.7.Modification or Revocation of Election by Participant. A Participant may make an election to change the time of his or her payment from the Plan as set forth in an existing Participation Agreement/Enrollment Form, but any such change must comply with Section 409A, including: (a) lengthening of the Deferral Period by no less than five years from the original payment date under the Participation Agreement/Enrollment Form (as in effect before such amendment); (b) filing such amended Participation Agreement/Enrollment Form with the Committee at least 12 months prior to the date of the first scheduled payment under the Participation Agreement/Enrollment Form (as in effect before such amendment); or (c) a 12-month delay in effectiveness of the requested amendment. Under no circumstances may a

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Participant’s Participation Agreement/Enrollment Form be retroactively entered into, modified, or revoked.
3.Maintenance, Crediting, and Investment of Accounts.
3.1.Creation and Maintenance of Accounts. A Participant’s DSUs will be notionally credited by the Committee to the Participant’s Account as and when the RSUs would otherwise have been paid to the Participant, and each DSU shall be deemed to be the equivalent of one share of Stock. Separate Accounts will be maintained for each Participant. In addition, more than one Account may be maintained for a Participant as necessary to reflect separate Participation Agreement/Enrollment Forms specifying different Deferral Periods. A Participant’s Accounts will be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan and will not constitute or be treated as a trust fund of any kind.
3.2.Dividend Equivalents on Deferred Stock Units. The number of DSUs in the Participant’s Account that are based on vested deferred RSUs shall be increased by the following calculations:
(i) the number of DSUs that are based on vested RSUs in the Participant’s Account multiplied by any cash dividend (other than an extraordinary cash dividend that is subject to adjustment under the LTIP) declared by the Company on a share of Stock, divided by the Fair Market Value determined as of the related dividend payment date; and/or
(ii) the number of DSUs that are based on vested deferred RSUs in the Participant’s Account on the related Stock dividend payment date multiplied by any Stock dividend declared by the Company on a share of Stock.
For the avoidance of doubt, adjustments to DSUs in an Account in accordance with this Section 3.2 will be made only with respect to the deferred RSUs that are vested, and no amount will be credited for unvested portions of an RSU Award.
3.3.Vesting of Accounts. Subject to Section 8.2 and the vesting and other terms of any RSU Award or the LTIP and after such RSUs are vested, each Participant will be 100% vested in his or her Accounts at all times.
3.4.Statement of Accounts. As soon as administratively feasible after the end of each Plan Year, the Committee will deliver to each Participant an annual statement of his or her Accounts in such form as the Committee deems appropriate, setting forth the balance to the credit of such Participant in his or her Accounts as of the end of the most recently-completed Plan Year.
3.5.Adjustments. In the event of any change in the number or kind of outstanding shares of Stock, including a stock split or consolidation or as otherwise provided in the LTIP (other than a stock dividend as provided above), an appropriate adjustment shall be made by the Committee in the number of DSUs credited to the Participant’s Account.

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4.Distribution of Benefits.
4.1.Time and Form of Payment. Except as otherwise provided in Section 4.2, the shares of Stock underlying a Participant’s DSUs (including any amount credited to an Account under Section 3.2) will be distributed at the time or times elected by the Participant in the applicable Participation Agreement/Enrollment Form and shall be paid in a lump sum only in shares of Stock; provided that, fractional shares shall not be issued but shall be forfeited.
4.2.Early Payout Triggers.
(a)All amounts in a Participant’s Account will be paid on the earliest of the following: the earliest date specified in the Participation Agreement/Enrollment Form, a Change of Control, or a Participant’s death.
(b)Unforeseeable Emergency. In accordance with Code Section 409A, if a Participant experiences an Unforeseeable Emergency, such Participant shall be permitted to withdraw all or a portion of his or her Account in the form of an immediate single-sum payment, subject to the limitations set forth below:
(i)A request for withdrawal shall be made to the Committee in writing and shall set forth the circumstances surrounding the Unforeseeable Emergency. As a condition of and part of such request, the Participant shall provide to the Committee his or her written representation that (A) the emergency cannot be relieved by insurance or other reimbursement reasonably available to the Participant, (B) the emergency can only be relieved by liquidation of the Participant’s assets and any such liquidation would not itself result in severe damage or injury to the Participant, (C) the Participant has no reasonable borrowing capacity to relieve the emergency, and (D) the emergency cannot be relieved by cessation of the Participant’s deferrals under the Plan. The Committee shall be entitled to request such additional information as may be reasonably required to determine whether an Unforeseeable Emergency exists or the amount of the emergency, and may establish additional conditions precedent to the review or granting of a request for a withdrawal on account of an Unforeseeable Emergency.
(ii)If the Committee determines that an Unforeseeable Emergency exists, the Committee shall authorize the immediate distribution of the amount required to meet the financial need created by such Unforeseeable Emergency, including any taxes payable on such amount, and, if required, the cessation of the Participant’s deferrals to the Plan as permitted in Section 2.6.
4.3.Issuance of Shares. All shares of Stock or other securities delivered under the Plan and the applicable LTIP will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the LTIP or the rules, regulations, and

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other requirements of the Securities and Exchange Commission, any Stock Exchange on which such shares of Stock or other securities are then listed, and any applicable Canadian, U.S. federal, state, or local securities laws, and the Board may cause one or more legends to be put on any such certificates to make appropriate reference to such restrictions. No Participant shall have any rights of ownership of Stock or a stockholder until such time as the shares of Stock are issued to the Participant pursuant to this Plan.
4.4.Rights of Ownership. Once shares of Stock have been issued to a Participant in settlement of his or her DSUs and Accounts, the Participant is free to hold or dispose of such shares, subject to applicable securities laws and any internal policy of the Company then in effect and applicable to the Participant, including, but not limited to, the Company’s insider trading policies and any Director stock ownership guidelines. Notwithstanding the foregoing and except as provided in Section 3 and the applicable LTIP, a DSU or the Participant’s Account balance, prior to settlement, will not entitle the Participant to any rights or privileges of ownership (including, without limitation, dividend and voting rights) in any share of Stock.
4.5.Acceleration of Payment. A Participant will have no right to compel any accelerated payment of any amounts due to him or her under the Plan. The Company may accelerate the payment of some or all of the amounts due to a Participant in a given year only in accordance with Section 409A and the terms of this Plan.
4.6.Delay of Payment. The Company may delay the payment of some or all of the amounts due to a Participant in a given year only in accordance with Section 409A and the terms of this Plan.
5.Beneficiary Designation.
5.1.Right to Designate Beneficiary. Each Participant has the right, at any time, to designate one or more Persons as his or her Beneficiary for his or her Account. A Beneficiary designation may be made, and may be amended, by the Participant by filing a written designation with the Committee, on such form and in accordance with such procedures as the Committee shall establish from time to time.
5.2.No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant will be deemed to have designated the surviving spouse of the Participant as the designated Beneficiary. If the Participant dies without a designated Beneficiary (or spouse as the deemed designated Beneficiary), the Participant’s estate will be deemed Beneficiary and all benefits remaining under this Plan and DSUs will be payable to the executor or personal representative of such estate. The payment of benefits under this Plan to a Beneficiary will fully and completely discharge the Company and the Committee from all further obligations under this Plan and Participant’s Account, DSUs and the LTIP and RSU Awards with respect to RSU Awards deferred under this Plan with respect to that Participant.
6.Administration.

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6.1.Administrator. The Plan will be administered by the Committee, which has the power to interpret the Plan and, subject to its provisions, to prescribe, amend, and rescind Plan rules and to make all determinations necessary for the Plan’s administration. Notwithstanding the foregoing, the Board has the authority to amend, discontinue, or terminate the Plan as provided in Section 7.
6.2.Authority and Limitations of Liability. All rules, interpretations, and decisions of the Committee are conclusive and binding on all Persons, including, but not limited to, the Company, Participants, and Beneficiaries. No member of the Committee or the Board will be liable for any action or determination made in good faith by the Committee or the Board with respect to the Plan.
6.3.Delegation. The Committee may delegate any of its administrative duties and powers to any officer or employee of the Company as it deems appropriate, except for any duties that may not be delegated pursuant to applicable law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants, or other Persons, and the Company and the Committee will be entitled to rely on the advice or opinions of such Persons. All ordinary and reasonable expenses of this Plan will be paid by the Company.
6.4.Recusal. Any member of the Committee who is due a benefit under the Plan must recuse himself or herself from any Committee deliberations that concern his or her benefits, including deliberations concerning such member’s eligibility for a benefit or his or her level of benefits; provided, however, that this limitation does not apply to deliberations that apply to Participants generally rather than the particular member at issue.
7.Amendment and Termination of Plan.
7.1.Amendment. The Board, in its sole discretion, may amend, suspend or discontinue the Plan or any deferral election at any time; provided, however, that no such amendment, suspension, or discontinuance will reduce the accrued benefit under the Plan of any Participant except to the extent necessary to comply with any provision of federal, state, or other applicable law. The Board further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s deferrals to the extent that the Committee deems it necessary to avoid adverse or unintended tax consequences to such Participant under Section 409A. In addition, the Committee has the authority to approve administrative and technical amendments to the Plan.
7.2.Termination. The Board, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements (including, but not limited to, Section 409A). Unless another provision of Code Section 409A provides otherwise, distributions of outstanding Account balances as of the date on which the Plan is terminated will be made in a lump sum payment 12 months after such termination, unless the right to receive a distribution in accordance with the terms of the Plan would occur before the end of such 12-month period, in which case distribution will be made in accordance with the terms of the Plan.

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8.Miscellaneous.
8.1.Code Section 409A. This Plan and the DSUs are intended to comply with Code Section 409A. If any provision of the Plan is capable of being interpreted in more than one manner, to the extent feasible, the provision will be interpreted in a manner that does not result in an excise tax under Code Section 409A. This Plan and all Participation Agreement/Enrollment Forms are intended to comply and shall be interpreted to comply with the requirements of Code Section 409A including, without limitation, to the extent required using applicable definitions from Code Section 409A. In the case of any Participant who is a specified employee under Code Section 409A, a distribution on account of a separation from service may not be made before the date which is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award as determined by the Committee. Notwithstanding the foregoing, none of the Company, the Committee, any Company Affiliate or their directors, stockholders, members, officers, employees or agents of any of the foregoing guarantee or are responsible for the tax consequences to a Participant, designated Beneficiary or other Person with respect to the Plan, Accounts and DSUs including, without limitation, an excise tax under Code Section 409A.
8.2.Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for Non-Employee Directors. All payments pursuant to the Plan will be made from the general funds of the Company and no special or separate fund will be established or other segregation of assets made to assure payment. No Participant or any other Person has under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but is not obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Plan. In the event that such a trust is established, no Participant will have any right to compel the investment of any amounts deposited in such trust.
8.3.Nonassignability. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other Person has any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable under this Plan, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable will, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other Person, nor be transferable by operation of law in the event of a Participant’s or any other Person’s bankruptcy or insolvency.

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8.4.Validity and Severability. The invalidity or unenforceability of any provision of this Plan will not affect the validity or enforceability of any other provision of this Plan, which will remain in full force and effect, and any prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
8.5.Governing Law. The validity, interpretation, construction, and performance of this Plan shall in all respects be governed by the laws and provisions as provided in Section 19 of the LTIP.
8.6.Status. Nothing in this Plan or any instrument executed pursuant to this Plan will confer upon any Participant any right to continue as a director of the Company or Company Affiliate or affect the right of the Company or Company Affiliate to terminate the services of any Participant.
8.7.Underlying Plans and Programs. Nothing in this Plan prevents the Company from modifying, amending or terminating the LTIP or any other plans and programs pursuant to which compensation is earned and which is deferred under this Plan.
* * * * * * * * * * * * *
As approved by the Compensation Committee on August ___, 2021 and adopted by the Board of Directors on August ___, 2021.

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Appendix A

Definitions
Unless otherwise defined in this Plan, the following terms (and capitalized variants of such terms) have the meanings indicated, unless the context clearly indicates otherwise:
“Account” means the bookkeeping accounts maintained by the Company for each Participant pursuant to Section 3.
“Beneficiary” means the Person entitled receive any benefits payable under this Plan with respect to a given Participant pursuant to Section 5.
“Board” means the Board of Directors of the Company.
“Change of Control” means a “Change of Control” as defined in the applicable LTIP, provided that such event constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the Company’s assets, as such terms as defined in Section 409A.
“Committee” means the Committee as defined in the LTIP.
“Company” means Viemed Healthcare, Inc., a corporation duly incorporated under the laws of the Province of British Columbia, or any successor in interest.
“Deferral Period” has the meaning set forth in Section 2.5.
“Deferred Stock Units” or “DSUs” has the meaning set forth in Section 2.2.
“Fair Market Value” has the meaning provided in the applicable LTIP.
“Grant Date” means the date on which the RSU Award was granted to a given Participant under the LTIP.
“LTIP” means the Viemed Healthcare, Inc. Long Term Incentive Plan (effective June 11, 2020) or any successor equity incentive plan under which shares of Stock may be granted to Non-Employee Directors.
“Non-Employee Director” has the meaning of “Director” as defined in the LTIP.
“Participant” means any Non-Employee Director who elects to participate by filing a Participation Agreement/Enrollment Form as provided in Section 3, and any former Non-Employee Director who has outstanding deferred amounts under the Plan.
“Participation Agreement/Enrollment Form” means the form completed by a Participant in accordance with Section 3.

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“Person” means a natural person or company, and also means the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership).
“Plan” means this Viemed Healthcare, Inc. Non-Employee Directors Deferred Compensation Plan, as it may be amended from time to time in accordance with its terms.
“Plan Year” means a twelve-month period beginning January 1 and ending the following December 31.
“RSU” means a restricted stock unit granted under an Award under the LTIP, which is the right to receive one share of Stock upon vesting and payment of such Award.
“RSU Award” means the annual restricted stock units granted by the Company to a Non-Employee Director for his or her services as a member of the Board under the LTIP that by its terms is settled solely in shares of Stock.
“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, including all regulations and guidance issued under such section, or any successor provisions.
“Stock” means the Company’s common stock, as defined in the LTIP.
“Unforeseeable Emergency” means, with respect to a Participant, his or her spouse, dependents (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)) or Beneficiary, a non-reimbursable severe financial hardship attributable to (i) a sudden and unexpected illness or accident or (ii) funeral expenses, and also means with respect to the Participant (x) a property loss due to casualty that is not otherwise covered by insurance, (y) imminent foreclosure or eviction from the Participant’s primary residence, or (z) a similar extraordinary and unforeseeable circumstance beyond the control of the Participant, as determined by the Committee and as defined in Code Section 409A. For purposes of this Plan, the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.

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